Exhibit 99.1

News Release
NYSE: MYE
Contact(s):
Donald A. Merril, Vice President & Chief
Financial Officer (330) 253-5592
Max Barton, Director, Corporate Communications
& Investor Relations (330) 253-5592
Myers Industries Announces Strategic Initiatives for
Lawn and Garden Segment to Enhance Operating Performance
FOR IMMEDIATE RELEASE: August 18, 2008, Akron, Ohio— Myers Industries, Inc. (NYSE: MYE) today announced that it will implement aggressive productivity and manufacturing initiatives in the Company’s Lawn and Garden Segment aimed at optimizing customer service, reducing costs, increasing competitive positioning and enhancing long-term operating performance.
“Our objective with the initiatives announced here today is to further improve our manufacturing network and processes to minimize operating costs and maximize customer satisfaction,” said John C. Orr, president and chief executive officer. “That includes rationalizing our manufacturing footprint to lower overhead and distribution costs, improve operational effectiveness and reduce working capital requirements. In doing so, we will be better positioned to serve our customers with the products they need, manufactured at the right location for the customer, and delivered when they need them.”
Key action areas of the initiatives include: manufacturing consolidation and capacity realignment; distribution and supply chain optimization; and forecasting, workflow and inventory management programs to drive increased productivity and customer service excellence. Specific project areas will be phased in throughout the next 12 months and will be implemented to avoid any disruptions to service during our customers’ peak season.
As a result of these initiatives, the Company expects to incur charges of approximately $23 to $28 million, of which approximately $14 to $17 million are expected to be non-cash. These charges will be presented in the Company’s financial statements over the next several quarters and are primarily related to severance, rationalization, asset write-downs and other items. From the initial evaluation phase just completed, the Company anticipates generating annualized pre-tax savings of approximately $20 million as the projects are fully implemented. Estimated charges and savings could be revised, and additional details will be made available when plans are finalized and projects are implemented.
About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company reported 2007 net sales of $918.8 million. Founded in 1933, Myers Industries celebrates its 75th Anniversary in 2008. Visit www.myersind.com to learn more.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s

1293 South Main Street . Akron, Ohio 44301 . (330) 253-5592 . Fax: (330) 761-6156	NYSE/MYE

control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company’s business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.
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